Exhibit 99.2

Netcapital Announces Closing of Up To $5.9 Million Registered Direct Offering Priced At-The-Market Under Nasdaq Rules

$3 million upfront with up to an additional $2.9 million of potential aggregate gross proceeds upon the exercise in full of short-term warrants

Boston, July 17, 2025 — Netcapital Inc. (the “Company”) (NASDAQ: NCPL, NPCLW), a digital private capital markets ecosystem, today announced the closing of its previously announced registered direct offering priced at-the-market under Nasdaq rules for the purchase and sale of 641,712 shares of common stock at a purchase price of $4.675 per share. In a concurrent private placement, the Company issued unregistered short-term warrants to purchase up to 641,712 shares of common stock at an exercise price of $4.55 per share that are immediately exercisable upon issuance and will expire twenty-four months following the effective date of the registration statement covering the resale of the shares of common stock issuable upon exercise of the unregistered short-term warrants.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering were approximately $3 million, before deducting placement agent fees and other offering expenses payable by the Company. The potential additional gross proceeds to the Company from the unregistered short-term warrants, if fully-exercised on a cash basis, will be approximately $2.9 million. No assurance can be given that any of such unregistered short-term warrants will be exercised. The Company intends to use the net proceeds from the offering for the repayment of certain outstanding promissory notes and for general working capital purposes.

The common stock (but not the unregistered short-term warrants and the shares of common stock underlying the unregistered short-term warrants) described above were offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-267921) that was declared effective by the Securities and Exchange Commission (the “SEC”) on October 26, 2022. The offering of the shares of common stock was made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the registered direct offering was filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, New York 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

The unregistered short-term warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and, along with the shares of common stock underlying such unregistered short-term warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the unregistered short-term warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Netcapital Inc.

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online and provides private equity investment opportunities to investors. The Company’s consulting group, Netcapital Advisors, provides marketing and strategic advice and takes equity positions in select companies. The Company’s funding portal, Netcapital Funding Portal Inc. is registered with the U.S. Securities & Exchange Commission (SEC) and is a member of the Financial Industry Regulatory Authority (FINRA), a registered national securities association. The Company’s broker-dealer, Netcapital Securities Inc., is also registered with the SEC and is a member of FINRA.

Forward Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events, including, but not limited to, statements relating to the exercise of the unregistered short-term warrants prior to their expiration and statements regarding the anticipated use of proceeds from the offering, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Contacts

800-460-0815

ir@netcapital.com